Exhibit 99.1

www.brileyfin.com

B. Riley Financial Reports Results for Fourth Quarter and Full Year 2019
and Increases Quarterly Dividend

Reports revenues of $165.2 million for Q4 2019 and $652.1 million for FY 2019 with net income of $16.9 million for Q4 2019 and $81.3 million for FY 2019

Declares total quarterly cash dividend of $0.35 per common share includes increased regular dividend of $0.25 per share and special dividend of $0.10 per share

Total of $1.76 per share in dividends declared related to FY 2019 earnings

LOS ANGELES, March 3, 2020 – B. Riley Financial, Inc. (NASDAQ:RILY) (“B. Riley” or the “Company”), a diversified provider of business advisory and financial services, today announced results for the fourth quarter and full year ended December 31, 2019.

Q4 2019 Highlights

●	Revenues of $165.2 million vs. $102.0 million for Q4 2018
●	Net income of $16.9 million or $0.59 per diluted share
●	Adjusted EBITDA of $50.3 million vs. $11.2 million for Q4 2018
●	Adjusted net income of $23.6 million or $0.83 per diluted share

FY 2019 Highlights

●	Revenues of $652.1 million vs. $423.0 million for FY 2018
●	Net income of $81.3 million or $2.95 per diluted share
●	Adjusted EBITDA of $207.9 million vs. $89.6 million for FY 2018
●	Adjusted net income of $108.3 million or $3.93 per diluted share

“Our strong quarterly performance was driven by record investment banking revenues as well as significant gains from our investment portfolio which helped more than offset a large loss in our liquidation segment. Meanwhile, our consulting, appraisal, wealth management and principal investment businesses continue to perform steadily as we pursue new opportunities to create additional value from our platform. Our recently acquired brand portfolio also contributed to our fourth quarter results and we expect this to be a more meaningful component of earnings as we look ahead,” said Bryant Riley, Chairman and Co-Chief Executive Officer, B. Riley Financial.

Riley added, “Our results demonstrate the strength of B. Riley Financial’s diversified platform and successful execution of our core strategy to create increased value while also delivering dividends to our shareholders. Over the last few years, we have meaningfully transformed our business by building and purchasing assets with steadier and more recurring revenue streams. In 2019, these recurring businesses contributed more than 50 percent of pre-tax income before corporate overhead and approximately 40 percent of adjusted EBITDA. As we look ahead to 2020, and with a full year of brand investments, we expect these percentages to grow. Additionally, we continue to view our balance sheet as a differentiator for gaining market share across all of our operating subsidiaries and as an engine for driving incremental cash flows from our more episodic capital markets and retail liquidation businesses. The platform we have created allows us to opportunistically pursue unique investment situations which helps us to deliver shareholder value in excess of our day-to-day operations.”

Q4 2019 Financial Summary

Fourth quarter 2019 revenue increased to $165.2 million from $102.0 million for the fourth quarter of 2018, despite a loss in the Auction and Liquidation segment during the quarter. Net income increased to $16.9 million, or $0.59 per diluted share, compared to a loss of $8.8 million, or $0.34 per diluted share, for the fourth quarter of 2018.

●	Capital Markets: Revenues increased to $172.2 million from $60.6 million for the fourth quarter of 2018. Segment income increased to $88.6 million from a loss of $12.5 million for the fourth quarter of 2018. The significant increase was primarily driven by investment banking as well as investment gains related to the Company’s proprietary equity positions.

●	Auction and Liquidation: For the fourth quarter of 2019, this segment recognized negative revenue of $44.4 million and a segment loss of $60.8 million. The negative revenue is attributed to a significant loss accrual related to a large liquidation project which is expected to be completed during 2020. The total estimated loss for this project through completion is included in fourth quarter 2019 results.

●	Valuation and Appraisal: Revenues were $9.7 million compared to $11.3 million for the fourth quarter of 2018. Segment income was $2.7 million compared to $3.4 million for the same year-ago period. While the fourth quarter of 2018 represented an exceptional quarter for revenue growth in this segment, results have remained relatively steady from quarter-to-quarter and year-to-year.

●	Principal Investments: Revenues increased to $23.7 million from $20.0 million for the fourth quarter of 2018. Segment income increased to $8.8 million compared to $5.7 million for the fourth quarter of 2018. Results for this segment are primarily driven by United Online and magicJack.

In October 2019, the Company acquired a majority interest in a brand investment portfolio which is focused on generating steady recurring revenue through the licensing of brand trademarks. The Company’s brand holdings contributed an additional $4.1 million in revenue and $2.7 million in operating income for the fourth quarter of 2019.

Adjusted EBITDA (1) increased to $50.3 million compared to $11.2 million for the fourth quarter of 2018.

Adjusted net income (2) increased to $23.6 million, or $0.83 per diluted share, compared to $0.7 million, or $0.03 per diluted share, for the fourth quarter of 2018.

FY 2019 Financial Summary

Full year 2019 revenue increased to $652.1 million from $423.0 million for the full year 2018. Net income increased to $81.3 million or $2.95 per diluted share from $15.5 million or $0.58 per diluted share for the full year 2018. The addition of the Company’s brand holdings in October 2019 contributed $4.1 million in revenue and $2.7 million in operating income for the year.

●	Capital Markets: Revenues increased to $485.9 million from $275.1 million in the prior year. Segment income increased to $179.3 million from $10.2 million for the full year of 2018. The significant increase in results for this segment can be attributed to strong investment banking performance as well as gains from the Company’s investment portfolio. The addition of GlassRatner, which the Company acquired in August 2018, also contributed to results for the full year.

●	Auction and Liquidation: Revenues were $22.5 million with a segment loss of $25.5 million for the full year of 2019. Results for this segment are expected to vary from quarter-to-quarter and year-to-year due to the episodic nature of the Company’s retail liquidation engagements.

●	Valuation and Appraisal: Revenues increased slightly to $38.8 million from $38.7 million for the full year 2018. Segment income totaled $10.2 million compared to $11.1 million in the prior year.

●	Principal Investments: Revenues increased to $100.9 million from $54.2 million in the prior year. Segment income increased to $33.2 million from $19.4 million for the full year 2018. Results for this segment were primarily driven by United Online and by magicJack which the Company acquired in November 2018.

Adjusted EBITDA (1) for the full year 2019 increased to $207.9 million compared to $89.6 million for the full year of 2018.

Adjusted net income (2) increased to $108.3 million, or $3.93 per diluted share, compared to $38.8 million, or $1.45 per diluted share, in the prior year.

As of December 31, 2019, the Company had a total cash and investment balance of $832.2 million which includes approximately $53 million in equity investments included under prepaid expenses and other assets. Net of $792.9 million in total debt, the Company had a net cash and investment balance of $39.2 million at the end of the fourth quarter.

The Company repurchased over 870,000 shares of its common stock and warrants under its share repurchase program during 2019.

B. Riley Financial stockholders' equity increased to $360.7 million as of December 31, 2019.

Declaration of Common Stock Dividend

The Company’s Board of Directors has approved an increase in the regular quarterly dividend to $0.25 per share, up from $0.175 per share, and has also declared a one-time special quarterly dividend of $0.10 per share. A total quarterly cash dividend of $0.35 per common share will be paid on or about March 31, 2020 to stockholders of record as of March 17, 2020.

Upon payment of the fourth quarter dividend, the Company will have paid a total of $1.76 per share in dividends on its common stock related to earnings for the full year of 2019.

Conference Call Details

Management will host a conference call today, Tuesday, March 3, 2020 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time), to discuss results for the fourth quarter and full year 2019. The live broadcast and archived recording will also be made available on the Company’s investor relations website.

Date:	Tuesday, March 3, 2020
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-Free:	1-877-451-6152
International:	1-201-389-0879

Replay (expires on Tuesday, March 10, 2020)

Toll-Free:	1-844-512-2921
International:	1-412-317-6671
Replay Pin:	13698984

About B. Riley Financial, Inc. (NASDAQ:RILY)

B. Riley Financial provides collaborative financial services tailored to fit the capital raising and business advisory needs of public and private companies and high-net-worth individuals. The Company operates through several wholly owned subsidiaries which offer complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, corporate advisory, restructuring, due diligence, forensic accounting and litigation support, appraisal and valuation, and auction and liquidation services. Certain registered affiliates of B. Riley originate and underwrite senior secured loans for asset-rich companies. The Company also makes proprietary investments in companies and assets with attractive return profiles. For more information about B. Riley and its affiliated companies, visit www.brileyfin.com.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, statements regarding the Company’s anticipated results of operations for 2020, as well as statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include (without limitation) those risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information will be set forth in our Annual Report on Form 10-K for the year ended December 31, 2019. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted net income and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, transaction and other expenses, restructuring costs, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Footnotes

(1) Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, and transaction related and other costs. See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of this non-GAAP term.

(2) Adjusted net income excludes the impact of share-based payments, amortization of intangible assets, restructuring costs, transaction related and other costs, and tax impact of aforementioned adjustments. See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of this non-GAAP term.

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	December 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$104,268	$179,440
Restricted cash	471	838
Due from clearing brokers	23,818	37,738
Securities and other investments owned, at fair value	451,551	273,577
Securities borrowed	814,331	931,346
Accounts receivable, net	46,624	42,123
Due from related parties	5,832	1,729
Advances against customer contracts	27,347	—
Loans receivable	225,848	38,794
Prepaid expenses and other assets	81,808	79,477
Operating lease right-of-use assets	47,809	—
Property and equipment, net	12,727	15,523
Goodwill	223,697	223,368
Other intangible assets, net	220,525	91,358
Deferred income taxes	31,522	42,399
Total assets	$2,318,178	$1,957,710
Liabilities and Equity
Liabilities:
Accounts payable	$4,477	$5,646
Accrued expenses and other liabilities	130,714	108,662
Deferred revenue	67,121	69,066
Due to related parties and partners	1,750	2,428
Securities sold not yet purchased	41,820	37,623
Securities loaned	810,495	930,522
Mandatorily redeemable noncontrolling interests	4,616	4,633
Operating lease liabilities	61,511	—
Notes payable	38,167	1,550
Loan participations sold	12,478	—
Term loan	66,666	79,166
Senior notes payable	688,112	459,754
Total liabilities	1,927,927	1,699,050

Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 2,349 shares issued and outstanding as of December 31, 2019 and none issued and outstanding as of December 31, 2018; liquidation preference of $58,723 as of December 31, 2019.	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 26,972,332 and 26,603,355 issued and outstanding as of December 31, 2019 and December 31, 2018, respectively.	3	2
Additional paid-in capital	323,109	258,638
Retained earnings	39,536	1,579
Accumulated other comprehensive loss	(1,988)	(2,161)
Total B. Riley Financial, Inc. stockholders' equity	360,660	258,058
Noncontrolling interests	29,591	602
Total equity	390,251	258,660
Total liabilities and equity	$2,318,178	$1,957,710

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Dollars in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Services and fees	$138,251	$88,660	$566,956	$384,076
Interest income - Loans and securities lending	23,074	12,871	77,221	38,277
Sale of goods	3,912	500	7,935	638
Total revenues	165,237	102,031	652,112	422,991
Operating expenses:
Direct cost of services	17,109	13,409	58,824	34,754
Cost of goods sold	3,740	658	7,575	800
Selling, general and administrative expenses	97,256	81,517	385,219	310,508
Restructuring charge	—	6,259	1,699	8,506
Interest expense - Securities lending and loan participations sold	9,565	6,722	32,144	23,039
Total operating expenses	127,670	108,565	485,461	377,607
Operating income (loss)	37,567	(6,534)	166,651	45,384
Other income (expense):
Interest income	248	590	1,577	1,326
Income (loss) from equity investments	2,618	2,937	(1,431)	7,986
Interest expense	(15,075)	(9,467)	(50,205)	(33,393)
Income (loss) before income taxes	25,358	(12,474)	116,592	21,303
(Provision for) benefit from income taxes	(7,842)	3,509	(34,644)	(4,903)
Net income (loss)	17,516	(8,965)	81,948	16,400
Net income (loss) attributable to noncontrolling interests	387	(160)	337	891
Net income (loss) attributable to B. Riley Financial, Inc.	17,129	(8,805)	81,611	15,509
Preferred stock dividends	264	—	264	—
Net income (loss) applicable to common shareholders	$16,865	$(8,805)	$81,347	$15,509

Basic income (loss) per common share	$0.64	$(0.34)	$3.08	$0.60
Diluted income (loss) per common share	$0.59	$(0.34)	$2.95	$0.58

Weighted average basic common shares outstanding	26,547,023	26,177,560	26,401,036	25,937,305
Weighted average diluted common shares outstanding	28,412,871	26,177,560	27,529,157	26,764,856

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31,
	2019	2018
	(Unaudited)
Cash flows from operating activities:
Net income	$81,948	$16,400
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	19,048	13,809
Provision for doubtful accounts	2,126	1,308
Share-based compensation	15,916	13,042
Non-cash interest and other	(12,267)	4,068
Effect of foreign currency on operations	(78)	(916)
Loss (income) from equity investments	1,431	(7,986)
Deferred income taxes	10,874	1,990
Impairment of leaseholds and intangibles, lease loss accrual and gain on disposal of fixed assets	(286)	4,142
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	1,220	1,222
Change in operating assets and liabilities:
Due from clearing brokers	13,920	(6,259)
Securities and other investments owned	(165,765)	(128,217)
Securities borrowed	117,015	(124,257)
Accounts receivable and advances against customer contracts	(33,927)	(12,948)
Prepaid expenses and other assets	9,588	(24,395)
Accounts payable, accrued payroll and related expenses, accrued expenses and other liabilities	32,553	3,559
Amounts due to/from related parties and partners	(4,781)	4,705
Securities sold, not yet purchased	4,197	9,332
Deferred revenue	(3,098)	(564)
Securities loaned	(120,026)	127,151
Net cash used in operating activities	(30,392)	(104,814)
Cash flows from investing activities:
Purchases of loans receivable	(343,811)	(38,794)
Repayments of loans receivable	159,186	—
Loan participations sold	31,806	—
Repayment of loan participations sold	(18,911)	—
Asset acquisition - BR Brand, net of cash acquired $2,160	(114,912)	—
Acquisition of magicJack, net of cash acquired $53,875	—	(89,240)
Acquisition of other businesses	—	(4,000)
Proceeds from sale of division of magicJack	6,196	—
Purchases of property, equipment and intangible assets	(3,461)	(5,432)
Proceeds from sale of property, equipment and intangible assets	513	37
Equity investments	(33,391)	(16,640)
Dividends and distributions from equity investments	21,389	2,628
Net cash used in investing activities	(295,396)	(151,441)
Cash flows from financing activities:
Proceeds from asset based credit facility	140,439	300,000
Repayment of asset based credit facility	(103,343)	(300,000)
Proceeds from notes payable	—	51,020
Repayment of notes payable	(478)	(51,713)
Payment of participating note payable and contingent consideration	(4,250)	—
Proceeds from term loan	10,000	80,000
Repayment of term loan	(22,734)	—
Proceeds from issuance of senior notes	281,924	258,997
Redemption of senior notes	(52,154)	—
Payment of debt issuance costs	(3,425)	(7,260)
Payment of employment taxes on vesting of restricted stock	(2,022)	(3,731)
Common dividends paid	(41,138)	(22,684)
Preferred dividends paid	(264)	—
Repurchase of common stock	(4,273)	(18,703)
Repurchase of warrants	(2,777)	—
Distribution to noncontrolling interests	(1,958)	(1,067)
Proceeds from offering common stock	63	—
Proceeds from offering preferred stock	56,566	—
Net cash provided by financing activities	250,176	284,859
(Decrease) increase in cash, cash equivalents and restricted cash	(75,612)	28,604
Effect of foreign currency on cash, cash equivalents and restricted cash	73	(860)
Net (decrease) increase in cash, cash equivalents and restricted cash	(75,539)	27,744
Cash, cash equivalents and restricted cash, beginning of year	180,278	152,534
Cash, cash equivalents and restricted cash, end of year	$104,739	$180,278

Supplemental disclosures:
Interest paid	$74,625	$50,103
Taxes paid	$8,649	$6,497

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Segment Financial Information

(Dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)
Capital Markets segment:
Revenues - Services and fees	$149,139	$47,738	$408,637	$236,789
Interest income - Loans and securities lending	23,074	12,871	77,221	38,277
Total revenues	172,213	60,609	485,858	275,066
Selling, general and administrative expenses	(72,924)	(59,215)	(269,494)	(227,774)
Restructuring recovery (charge)	—	(5,921)	4	(8,378)
Interest expense - Securities lending and loan participations sold	(9,565)	(6,722)	(32,144)	(23,039)
Depreciation and amortization	(1,130)	(1,295)	(4,974)	(5,723)
Segment income (loss)	88,594	(12,544)	1,79,250	10,152
Auction and Liquidation segment:
Revenues - Services and fees	(47,385)	10,111	18,296	54,923
Revenues - Sale of goods	2,990	15	4,220	63
Total revenues	(44,395)	10,126	22,516	54,986
Direct cost of services	(11,712)	(7,364)	(33,296)	(19,627)
Cost of goods sold	(3,024)	—	(4,016)	(41)
Selling, general and administrative expenses	(1,685)	(487)	(10,730)	(8,274)
Depreciation and amortization	(2)	(8)	(7)	(31)
Segment (loss) income	(60,818)	2,267	(25,533)	27,013
Valuation and Appraisal segment:
Revenues - Services and fees	9,678	11,322	38,821	38,705
Selling, general and administrative expenses	(6,956)	(7,877)	(28,448)	(27,403)
Depreciation and amortization	(36)	(46)	(136)	(205)
Segment income	2,686	3,399	10,237	11,097
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	22,764	19,489	97,147	53,659
Revenues - Sale of goods	922	485	3,715	575
Total revenues	23,686	19,974	100,862	54,234
Direct cost of services	(5,398)	(6,045)	(25,529)	(15,127)
Cost of goods sold	(716)	(658)	(3,559)	(759)
Selling, general and administrative expenses	(5,846)	(4,641)	(24,256)	(10,962)
Depreciation and amortization	(2,939)	(2,560)	(12,658)	(7,600)
Restructuring charge	—	(338)	(1,703)	(338)
Segment income	8,787	5,732	33,157	19,448
Brands segment:
Revenues - Services and fees	4,055	—	4,055	—
Selling, general and administrative expenses	(881)	—	(881)	—
Depreciation and amortization	(507)	—	(507)	—
Segment income	2,667	—	2,667	—
Consolidated operating income (loss) from reportable segments	41,916	(1,146)	199,778	67,710

Corporate and other expenses (including restructuring recovery of $210 during the year ended December 31, 2018)	(4,349)	(5,388)	(33,127)	(22,326)
Interest income	248	590	1,577	1,326
Income (loss) on equity investments	2,618	2,937	(1,431)	7,986
Interest expense	(15,075)	(9,467)	(50,205)	(33,393)
Income (loss) before income taxes	25,358	(12,474)	116,592	21,303
(Provision for) benefit from income taxes	(7,842)	3,509	(34,644)	(4,903)
Net income (loss)	17,516	(8,965)	81,948	16,400
Net income (loss) attributable to noncontrolling interests	387	(160)	337	891
Net income (loss) attributable to B. Riley Financial, Inc.	17,129	(8,805)	81,611	15,509
Preferred stock dividends	264	—	264	—
Net income (loss) applicable to common shareholders	$16,865	$(8,805)	$81,347	$15,509

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss) attributable to B. Riley Financial, Inc.	$17,129	$(8,805)	$81,611	$15,509
Adjustments:
Provision for (benefit from) income taxes	7,842	(3,509)	34,644	4,903
Interest expense	15,075	9,467	50,205	33,393
Interest income	(248)	(590)	(1,577)	(1,326)
Share based payments	5,640	3,286	15,916	11,596
Depreciation and amortization	4,831	4,041	19,048	13,809
Restructuring costs	—	6,259	1,699	8,506
Transactions related costs and other	—	1,048	6,339	3,241

Total EBITDA adjustments	33,140	20,002	1,26,274	74,122

Adjusted EBITDA	$50,269	$11,197	$2,07,885	$89,631

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss) attributable to B. Riley Financial, Inc.	$17,129	$(8,805)	$81,611	$15,509
Adjustments:
Share based payments	5,640	3,286	15,916	11,596
Amortization of intangible assets	3,815	2,734	13,846	9,133
Restructuring costs	—	6,259	1,699	8,506
Transactions related costs and other	—	1,048	6,339	3,241
Income tax effect of adjusting entries	(2,969)	(3,798)	(11,154)	(9,209)
Adjusted net income attributable to B. Riley Financial, Inc.	$23,615	$724	$1,08,257	$38,776

Adjusted income per common share:
Adjusted basic income per share	$0.89	$0.03	$4.10	$1.49
Adjusted diluted income per share	$0.83	$0.03	$3.93	$1.45

Shares used to calculate adjusted basic net income per share	26,547,023	26,177,560	26,401,036	25,937,305
Shares used to calculate adjusted diluted net income per share	28,412,871	26,177,560	27,529,157	26,764,856